Leading the Healthcare Industry in Home Respiratory Care Investor Presentation: NASDAQ: VMD March 2025 VieMed Healthcare Inc. • Investor Presentation

Disclaimers VieMed Healthcare Inc. • Investor Presentation Disclaimers and Other Important Information This presentation (the “Presentation”) about Viemed Healthcare, Inc. (“Viemed” or the “Company”) is dated as March 2025. It is information in a summary form and does not purport to be complete. The data contained herein is derived from various internal and external sources. This Presentation is not intended to be relied upon as advice to investors or potential investors and does not take into account the investment objectives, financial situation or needs of any particular investor. No representation or warranty, express or implied, is made or given by or on behalf of Viemed or any of its affiliates, directors, officers or employees as to the accuracy, completeness or fairness of the information or opinions contained in this Presentation and no responsibility or liability is accepted by any person for such information or opinions. Viemed does not undertake or agree to update this Presentation or to correct any inaccuracies in, or omissions from, this Presentation that may become apparent. No person has been authorized to give any information or make any representations other than those contained in this Presentation and, if given and/or made, such information or representations must not be relied upon as having been so authorized. The contents of this Presentation are not to be construed as legal, financial or tax advice. Forward Looking Statements Certain statements contained in this Presentation may constitute “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 or “forward-looking information” as such term is defined in applicable Canadian securities legislation (collectively, “forward- looking statements”). Often, but not always, forward-looking statements can be identified by the use of words such as “plans”, “expects”, “is expected”, “budget”, “potential”, “scheduled”, “estimates”, “forecasts”, “intends”, “anticipates”, “believes”, or “projects”, or the negatives thereof or variations of such words and phrases or statements that certain actions, events or results “will”, “should”, “may”, “could”, “would”, “might” or “will be taken”, “occur” or “be achieved” or the negative of these terms or comparable terminology. All statements other than statements of historical fact, including those that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events or performance, including projected healthcare costs related to COPD and home healthcare and equipment, the Company's net revenue and Adjusted EBITDA guidance for 2025, and the Company's growth plan are not historical facts and may be forward-looking statements and may involve estimates, assumptions and uncertainties that could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. Such statements reflect Viemed's current views and intentions with respect to future events, and current information available to Viemed, and are subject to certain risks, uncertainties and assumptions. Many factors could cause the actual results, performance or achievements that may be expressed or implied by such forward-looking statements to vary from those described herein should one or more of these risks or uncertainties materialize. These factors include, without limitation: the general business, market and economic conditions in the regions in which the Company operates; significant capital requirements and operating risks that the Company may be subject to; the ability of the Company to implement business strategies and pursue business opportunities; volatility in the market price of the Company's common shares; the state of the capital markets; the availability of funds and resources to pursue operations; inflation; reductions in reimbursement rates and audits of reimbursement claims by various governmental and private payor entities; dependence on few payors; possible new drug discoveries; dependence on key suppliers; granting of permits and licenses in a highly regulated business; competition; disruptions in or attacks (including cyber-attacks) on the Company's information technology, internet, network access or other voice or data communications systems or services; the evolution of various types of fraud or other criminal behavior to which the Company is exposed; difficulty integrating newly acquired businesses; the impact of new and changes to, or application of, current laws and regulations; the overall difficult litigation and regulatory environment; increased competition; increased funding costs and market volatility due to market illiquidity and competition for funding; critical accounting estimates and changes to accounting standards, policies, and methods used by the Company; the Company’s status as an emerging growth company; and the occurrence of natural and unnatural catastrophic events or health epidemics or concerns, and claims resulting from such events or concerns; as well as those risk factors discussed or referred to in Viemed’s disclosure documents filed with the U.S. Securities and Exchange Commission (the “SEC”) available on the SEC’s website at www.sec.gov, including Viemed’s most recent Annual Report on Form 10-K and quarterly report on Form 10-Q, and with the securities regulatory authorities in certain provinces of Canada available at www.sedarplus.ca. Should any factor affect Viemed in an unexpected manner, or should assumptions underlying the forward-looking statements prove incorrect, the actual results or events may differ materially from the results or events predicted. Any such forward-looking statements are expressly qualified in their entirety by this cautionary statement. Moreover, Viemed does not assume responsibility for the accuracy or completeness of such forward-looking statements. The forward-looking statements included in this Presentation are made as of the date of this Presentation and Viemed undertakes no obligation to publicly update or revise any forward-looking statements, other than as required by applicable law. Market and Industry Data Industry and market data used in this Presentation is unaudited and have been obtained from third-party industry publications and sources as well as from research reports prepared for other purposes. Viemed has not independently verified the data obtained from these sources and cannot assure you of the data’s accuracy or completeness. This data is subject to change and cannot always be verified with complete certainty due to limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties inherent in any statistical survey of market or industry data. You are cautioned not to give undue weight to such industry and market data. Non-GAAP and Other Financial Information This Presentation includes references to financial measures that are calculated and presented on the basis of methodologies other than in accordance with generally accepted accounting principles in the United States of America (“GAAP”), including the measure Adjusted EBITDA and free cash flow. A reconciliation of this non-GAAP financial measure to the nearest GAAP measure can be found in the Appendix to this Presentation. No Offer or Solicitation This Presentation does not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the securities of Viemed in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. Recipients of this Presentation who are considering acquiring securities of Viemed are referred to the entire body of publicly disclosed information regarding Viemed. The information is subject to material updating, revision and further amendment, and is qualified entirely by reference to Viemed’s publicly disclosed information. 2

A national, innovative in-home healthcare leader... National Leader in Complex Respiratory Services VieMed is an in-home clinical care provider of post-acute respiratory healthcare equipment and services in the United States, including ventilation, sleep therapy, staffing, and other complementary products and services. Innovative At-Home Healthcare We focus on efficient and effective in-home treatment with clinical practitioners providing therapy, education and counseling to patients in their homes using high-touch and high-tech services to drive cost reduction, increase patient satisfaction and reduce rehospitalizations. Robust Growth and Financial Performance VieMed has achieved a remarkable 27% compound annual growth rate since public listing and has generated superior financial returns comparable to much larger home health and personal care peers. Extensive Nationwide Reach With a presence in all 50 states, we currently serve over 153,000 patients, providing accessible and high-quality respiratory care across the country. VieMed Healthcare Inc. • Investor Presentation 3

…with multiple catalysts driving our growth

A vital link between patients, providers, and payors with an earned place in the home

- High-touch, technology-enabled clinical approach to delivering complex respiratory services in the home provides significant competitive advantages
- Proven partner for increasing patient satisfaction, improving compliance, and reducing hospitalizations

Diversification of business and product mix through organic and inorganic growth has increased the population we can serve with strong financial returns and no debt

- Legacy services in non-invasive ventilation has grown to include sleep, staffing, oxygen and other complementary services through successful execution of M&A and hospital joint venture
- Strong organic growth model generates superior returns while improving balance sheet and liquidity

Additional growth opportunities fueled by massively underserved population for complex respiratory care services

- Aging population and rising incidence of chronic diseases lead to patient volume growth
- COPD, the fourth leading cause of death among all diseases in the US, projected to incur $60.5 billion in annual healthcare costs by 2029[1]
- Research shows prevalence of all Obstructive Sleep Apnea (OSA), moderate-to-severe OSA, and severe OSA was 57.6%, 21.3%, and 7.8% respectively, of the U.S. population[2]

Regulatory environment stressing efficiency, care in the home, transparency and compliance plays to VieMed's strengths

- Government and commercial payors prioritizing cost-effective home care solutions over acute settings
- For U.S. home healthcare and equipment, CMS[3] projects a combined CAGR of ~7%, reaching $397 billion in annual spend by 2032

1 The Growing Burden of COPD in the United States;, Johnson, Kate M. et al.,CHEST, Volume 165, Issue 5, 1027 – 1028
2 Chen L, Pivetta B, Nagappa M, Saripella A, Islam S, Englesakis M, Chung F. Validation of the STOP-Bang questionnaire for screening of obstructive sleep apnea in the general population and commercial drivers: a systematic review and meta-analysis. Sleep Breath. 2021 Dec;25(4):1741-1751. doi: 10.1007/s11325-021-02299-y. Epub 2021 Jan 28. PMID: 33507478; PMCID: MC8590671.
3 The Office of the Actuary at the Centers for Medicare and Medicaid Services (CMS).

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Core business growth and attractive vent economics... VieMed Healthcare Inc. • Investor Presentation VieMed Vent Rental Patients • $1,050 approximate monthly reimbursement rate • Covered by Medicare and most insurance plans • Uncapped rental, ~17-month average length of stay • Bundled pricing includes equipment rental, RT service, supplies and maintenance of equipment 6,500 7,500 8,500 9,500 10,500 11,500 12,500 4Q19 2Q20 4Q20 2Q21 4Q21 2Q22 4Q22 2Q23 4Q23 2Q24 4Q24 1 1 Vent Rental Patients represents the number of active ventilator patients on recurring billing service at the end of each calendar quarter. 5

...Deployed across a massively underserved population... *As of 2023 (source: HME Databank) VieMed Healthcare Inc. • Investor Presentation 25 Million (estimated) people in the U.S. have COPD Approximately 70,000 annual Medicare beneficiaries on NIV service * Estimate of 6% market penetration 2,500,000 or 10% have stage 4 COPD 1,250,000 or 50% of those with stage 4 COPD develop chronic respiratory failure becoming candidates for our therapy VIEMED IS THIRD LARGEST PROVIDER* MARKET SHARE HELD BY TOP 10 PROVIDERS* 12% 62% 6

...Combined with a distinct competitive advantage... Proprietary clinical platform, connecting best-in-class clinical service with best-in-class devices Increase patient and caregiver engagement Increase efficiency of clinicians through improved remote workflow and proactive patient engagement solutions Capture value-based data elements, analysis and insights from patient’s home to improve patient outcomes and generate cost savings 24/7 Respiratory Therapist included in service VieMed Healthcare Inc. • Investor Presentation 7

...And backed by real-world results...

respiratory MEDICINE Journal Study
June 29, 2022

Early initiation of non-invasive ventilation at home reduces mortality, hospitalizations, and overall health costs

43% Relative mortality reduction if utilized within 0-7 days	**11.6%** Cost reduction if utilized within 0-7 days
$5,484 Cost reduction if utilized within 0-7 days	**7.2%** Cost reduction if utilized within0-15 days

Sample size: 500,000 patients

AJMC
September 15, 2021

Non-invasive ventilation at home reduces mortality in COPD with CRF

31% Relative reduction in hospital readmissions	**38%** Immediate reduction in risk of death with NIV
12% Relative reduction in mortality after 12 months	**16%** Relative reduction in ER visits

Sample size: 36,000 patients

respiratory MEDICINE Journal Study
December 29, 2020

Non-invasive ventilation at home improves survival and decreases healthcare utilization

39% Relative reduction in all-cause mortality over 7-year period	**22%** Relative reduction in the risk of an ER visit

9% Relative decline in the risk of hospitalizations

Sample size: 45,000 patients

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...Drive our organic growth engine Location selection • Based on high COPD rates • Target hospitals and facilities struggling with length of stay management and near existing service area • Leverage existing relationships and operate heavily in rural markets Unique lean deployment model • No costly retail stores • Sales reps and RTs operate out of vehicles that are monitored by GPS High service model • Certified RTs delivering a high touch service model to a non-compliant patient demographic base • Providing education and assessment to patients in their homes and through telehealth VieMed Healthcare Inc. • Investor Presentation 9

Ventilation 87% Sleep 6% Oxygen 1% Other 6% Medicare 41% Medicaid /MCO 7% Medicare Advantage 21% Commercial 18% Other 13% Medicare 50% Medicaid/ MCO 7% Medicare Advantage 21% Commercial 16% Other 6% Ventilation 56% Sleep 16% Oxygen 11% Other 17% We have transformed the business in the past five years... SERVICE MIX PAYER MIX VieMed Healthcare Inc. • Investor Presentation Diverse and Reliable Revenue Streams VieMed boasts a resilient and diversified payer base, benefiting from a favorable reimbursement environment that supports our sustained growth and operational excellence. FY 2024FY 2019 FY 2019 FY 2024 10

- 5,000 10,000 15,000 20,000 25,000 30,000 1Q23 2Q23 3Q23 4Q23 1Q24 2Q24 3Q24 4Q24 PAP Therapy Patients Sleep Resupply Patients VieMed Healthcare Inc. • Investor Presentation • Acquisition of Home Medical Products Inc. (HMP) on June 1, 2023, accelerated growth in the sleep market with a mature resupply program • PAP therapy is a capped rental, while sleep resupply is ongoing for the life of the patient • Covered by most insurance plans • Patients eligible for resupply based on insurance, typically every 3 months • Patients average ~$210 per order, ~2 orders per year 1 PAP Therapy patients represents the number of distinct patients billed for PAP therapy services during each calendar quarter 2 Sleep Resupply Patients represents the number of distinct patients who received suppliers through our sleep resupply program during each calendar quarter 1 2 11 ...With a growing sleep therapy and resupply business…

• Other major product synergies include oxygen and percussion vests • Device rentals generally subject to lifetime caps • Generally lower capital outlays, resulting in higher free cash flow • High-volume touchpoints build strong relationships with referring physicians • Healthcare staffing provides clinical resources to hospital partners, state agencies, and all healthcare institutions along the continuum of care VieMed Healthcare Inc. • Investor Presentation 12 ...And added other services to expand our reach…

VieMed Healthcare Inc. • Investor Presentation • Robust M&A pipeline focuses on adding complementary services that can expand our core businesses • New opportunities are targeted to build on strong relationships already earned with patients and that can enhance value to providers and payors through greater scale and efficiencies • Joint ventures continue to be potential avenues for growth. East Alabama joint venture integration plans are on track and is our test case for proving out similar JV’s • Acquired Home Medical Products, Inc. (HMP) in June 2023 • Immediately accretive to net income and EPS • Contributes to geographic, product, and payor diversity • Revenue synergies complement organic growth Strategic Acquisitions Hospital Joint Ventures • Entered joint venture with HomeMed/East Alabama Health in April 2024 • Referral source and patient base synergies complement organic growth 13 ...While successfully executing on inorganic growth

VieMed Healthcare Inc. • Investor Presentation Financial Performance 14

• Net revenues grew 23% Y-o-Y, reaching a new Company record and at high end of expectations • Vent patients increased 14% Y-o-Y • Adjusted EBITDA grew 19% Y-o-Y, reaching a new Company record • Diluted EPS grew 12% Y-o-Y, the 8th consecutive year of positive net income VieMed Healthcare Inc. • Investor Presentation $224M Net Revenue $51M Adjusted EBITDA $12M Free Cash Flow $18M Cash on Hand $0M Net Debt $55M Credit Facility Availability 12% Net Capex 8 Yrs Positive Net Income 1 See Appendix for non-GAAP reconciliations. 2 Expressed as a percentage of net revenue. 1 1 1 15 2024 results demonstrate strength of the business... 2

VieMed Healthcare Inc. • Investor Presentation $- $50,000,000 $100,000,000 $150,000,000 $200,000,000 $250,000,000 $300,000,000 2017 2018 2019 2020 2021 2022 2023 2024 2025E Revenue Adj. EBITDA (1) 2020, 2021 and 2022 Includes $34.3 million, $8.6 million and $2.3 million of COVID-19 sales and services, respectively. (2) See reconciliation of Adjusted EBITDA in Appendix. (3) Mid-point of 2025 annual guidance ranges. See slide 18 for additional information about our 2025 annual guidance. 1 1 1 3 2 16 ...Consistent with our proven track record...

...Combined with strong returns to create a compelling valuation

Source: **S&P Capital IQ**[1]

Company (Ticker)	Share Price	Equity Value	Enterprise Value	EV / EBITDA 2025E	EV / EBITDA 2026E	P/E 2025E	P/E 2026E	Debt / Equity 2024	Debt / EBITDA 2024	ROA 2024	ROC 2024	ROE 2024
Public Company: HME Peers												
AHCO	$ 9.53	$ 1,364,854	$ 3,389,519	5.0x	4.7x	9.2x	8.2x	1.4x	2.9x	4.2%	5.1%	6.2%
OMI	$ 9.42	$ 736,939	$ 2,918,586	5.1x	4.7x	5.5x	4.6x	3.9x	3.3x	3.2%	5.0%	-48.7%
QIPT [2]	$ 3.45	$ 148,665	$ 271,481	3.4x	3.2x	NM	NM	0.9x	2.0x	0.4%	0.4%	-6.2%
Mean		**$ 750,153**	**$2,193,196**	**5.0x**	**4.7x**	**7.2x**	**6.2x**	**2.5%**	**3.0x**	**3.6%**	**4.9%**	**-18.7%**
Public Company: Healthcare Providers and Services Industry ($250M - $2B Equity Value)												
Mean (25 Companies)[3]		**$ 901,728**	**$1,539,792**	**15.4x**	**12.0x**	**35.3x**	**29.1x**	**-0.8%**	**10.4x**	**1.8%**	**2.0%**	**10.5%**
VieMed	**$ 7.81**	**$ 308,269**	**$ 299,503**	**5.5x**	**4.7x**	**18.7x**	**12.8x**	**0.1x**	**0.2x**	**6.5%**	**8.2%**	**9.2%**

(1) All figures are sourced from S&P Capital IQ. Share price, equity value, and enterprise value data are as of March 12, 2025. Forward-looking amounts are based on analyst estimates. Viemed's reference or distribution of this data does not imply endorsement or agreement with its accuracy or conclusions.

(2) Amounts denominated in Canadian dollars.

(3) Public company ticker symbols for selected companies included are as follows: ACCD, ADUS, AGL, AHCO, AMN, ASTH, AVAH, CCRN, CLOV, CSTL, CYH, DCGO, EHAB, FLGT, INNV, MD, NEO, NRC, OMI, OPK, PGNY, PINC, PNTG, SBC, SNDA, TALK, USPH.

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Core Metrics • Net revenue of $254 million to $265 million 1 • Adjusted EBITDA of $54 million to $58 million 1,2 (21%-23% of net revenue) Directional Commentary on Quarterly Cadence • Year-over-year growth expected to be consistent with prior year • Q1 is typically flat to down sequentially when compared with Q4 • Typically see sequential growth through Q2-Q4 • Net Capex in 1H 2025 expected to be similar to 2H 2024 while continuing our ventilator fleet swap Detailed Assumptions • Based on status quo; no M&A activity assumed • Assumes sequential revenue growth of 3% to 6% for the second, third and fourth quarters VieMed Healthcare Inc. • Investor Presentation 1 The Company’s financial guidance in this Investor Presentation excludes the impact of potential future strategic acquisitions and any items that have not yet been identified or quantified. This guidance is subject to risks and uncertainties inherent in all forward-looking statements, as outlined above. 2 There is no reliable or reasonably estimable comparable GAAP measure for the Company’s non-GAAP financial guidance because the Company is not able to reliably predict the impact of certain items that typically have one or more of the following characteristics: highly variable, difficult to project, unusual in nature, significant to the results of a particular period or not indicative of future operating results. Similar charges or gains were recognized in prior periods and will likely reoccur in future periods. As a result, reconciliation of the non-GAAP financial guidance to the most directly comparable GAAP measure is not available without unreasonable effort. In addition, the Company believes such a reconciliation would imply a degree of precision and certainty that could be confusing to investors. The variability of the specified items may have a significant and unpredictable impact on the Company’s future GAAP results. 18 2025 guidance anticipates another strong year...

...And a solid growth plan we can execute • Grow active patient base while entering new target markets through geographic expansion • Continue to diversify revenue stream and payor base • Expand technology capabilities to incorporate useful AI tools to drive efficiencies and capture outcome data • Expand service offerings and home-based product offerings through strategic partnerships • Grow our clinical resource recruiting platform through VieMed Healthcare Staffing • Pursue strategic acquisitions and successfully integrate to augment strong organic growth model • Communicate findings from the growing number of research studies to referral sources and payors to save more lives and increase market penetration VieMed Healthcare Inc. • Investor Presentation 19

VieMed Healthcare Inc. • Investor Presentation Appendix 20

Sleep therapy growing with GLP-1 adoption

Increased Engagement

GLP-1 adoption boosts patient and provider engagement

16%

2024 VieMed Sleep Revenue as a % of Total Revenue

Market Opportunity

In the general U.S. population, prevalence of all OSA, moderate-to-severe OSA, and severe OSA was 57.6%, 21.3%, and 7.8%, respectively [2]



Z Z

Positive Correlation

Analysis of ~1.2 million patients with an OSA diagnosis and prescribed a GLP-1 drug shows 10.7% more likely to start PAP therapy and higher PAP resupply rates at 1 and 2 years post-setup[1]

VieMed's Strong Results

Consistent CPAP setups and strong referral patterns. Steady resupply census with no rise in attrition rates

1 ResMed Q2 2025 Earnings Presentation – Jan. 30, 2025

2 Chen L, Pivetta B, Nagappa M, Saripella A, Islam S, Englesakis M, Chung F. Validation of the STOP-Bang questionnaire for screening of obstructive sleep apnea in the general population and zommercial drivers: a systematic review and meta-analysis. Sleep Breath. 2021 Dec;25(4):1741-1751. doi: 10.1007/s11325-021-02299-y. Epub 2021 Jan 28. PMID: 33507478; PMCID: MC8590671.

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VieMed Healthcare Inc. • Investor Presentation Complex Respiratory 73% of Revenue Ventilators CPAP Bi-Level At-Home Sleep Testing Percussion Vests Tankless Oxygen Therapy Sleep Therapy 16% of Revenue 22 Devices and equipment

VieMed Healthcare Inc. • Investor Presentation 2011 2018 2021 2025 Congress enacts Competitive Bidding After initial termination due to errors in the process, Round 1 is rebid; 9 CBAs, 9 product categories, including CPAP and Oxygen Bidding Periods Expire All products revert to DMEPOS fee schedule Round 2021 CMS announces unified bidding schedule. CMS then cancels or removes 13 of the 15 product categories (including all products offered by Viemed). No future rounds announced Since 2018, key products have been tied to the DMEPOS fee schedule, subject to reimbursement increases tied to inflation 23 Competitive bidding timeline

Liquidity metrics Positioned for growth • The Company maintains a healthy balance sheet with no net debt as of December 31, 2024, providing significant financial flexibility. • As of December 31, 2024, the Company has $55 million in unfunded commitments available under its existing credit facilities, supporting future growth initiatives. For the year ended 12/31/24 12/31/23 12/31/22 Cash on hand $ 17,540 $ 12,839 $ 16,914 Working Capital $ 15,554 $ 6,243 $ 20,881 Long Term Debt $ 3,589 $ 6,002 $ 0 VieMed Healthcare Inc. • Investor Presentation (expressed in thousands of U.S. Dollars) 24

Free cash flow 25 For the year ended 12/31/24 12/31/23 12/31/22 Net cash provided by operating activities 39,089 45,212 27,748 Less: Purchase of property and equipment 37,771 26,093 22,898 Proceeds from sale of property and equipment (10,321) (2,588) (1,063) Net CAPEX 27,450 23,505 21,835 Free Cash Flow 11,639 21,707 5,913 Net Capex % of Net Revenue 12.2% 12.8% 15.7% VieMed Healthcare Inc. • Investor Presentation Free Cash Flow is a non-GAAP financial measure defined as net cash provided by operating activities less cash paid for purchases of property and equipment, net of proceeds from sale of property & equipment. Historically reported amounts of Free Cash Flow for the years ended December 31, 2023 and 2022 have been recast to include the effect of proceeds from the sale of property and equipment. This adjustment aligns the calculation with the Company’s current presentation methodology and more accurately reflects net cash flows for capital expenditures by accounting for inflows on asset dispositions. The Company's presentation of this financial measure may not be comparable to similarly titled measures used by other companies. The Company uses free cash flow, a non-GAAP financial measure, in its operational and financial decision-making. Management believes free cash flow is useful to investors as it is commonly used by analysts, investors, rating agencies, and other stakeholders to assess competitors and evaluate a company's ability to service its debt. However, free cash flow should not be viewed as a measure of liquidity or as an indicator of cash available for discretionary use, including business investments or meeting financial obligations. (expressed in thousands of U.S. Dollars)

Reconciliation of adjusted EBITDA[1]

(Expressed in millions of U.S. Dollars)

For the year ended:	2024	2023	2022	2021	2020	2019	2018	2017
Net Income attributable to Viemed Healthcare, Inc.	**$ 11.3**	**$ 10.2**	**$ 6.2**	**$ 9.1**	**$ 31.5**	**$ 8.5**	**$ 9.5**	**$ 7.7**
Add back:								
Depreciation and amortization	25.3	21.9	15.6	11.3	9.6	6.4	3.8	2.5
Interest expense (income)	0.8	0.4	0.2	0.3	0.5	0.3	0.2	0.3
Loss (gain) on derivative	-	-	-	-	-	(0.4)	0.2	0.2
Stock-based compensation[(a)]	6.3	5.9	5.2	5.2	4.9	3.9	2.7	0.8
Transaction costs[(b)]	0.3	0.5	-	-	-	-	-	-
Impairment of assets[(c)]	2.3	-	-	-	-	-	-	-
Income tax expense (benefit)	4.8	4.2	2.8	3.4	(5.2)	0.3	0.1	-
Adjusted EBITDA	**$ 51.1**	**$ 43.1**	**$ 30.0**	**$ 29.3**	**$ 41.3**	**$ 19.0**	**$ 16.5**	**$ 11.5**

(1) Adjusted EBITDA is a non-GAAP financial measure that does not have a standardized meaning prescribed by U.S. GAAP. Viemed's presentation of this financial measure may not be comparable to similarly titled measures used by other companies. Management believes Adjusted EBITDA provides helpful information with respect to Viemed's operating performance as viewed by management, including a view of Viemed's business that is not dependent on the impact of Viemed's capitalization structure and items that are not part of Viemed's day-to-day operations. Management uses Adjusted EBITDA (i) to compare Viemed's operating performance on a consistent basis, (ii) to calculate incentive compensation for Viemed's employees, (iii) for planning purposes, including the preparation of Viemed's internal annual operating budget, and (iv) to evaluate the performance and effectiveness of Viemed's operational strategies. Accordingly, management believes that Adjusted EBITDA provides useful information in understanding and evaluating Viemed's operating performance in the same manner as management. The table above is a reconciliation of net income, the most directly comparable U.S. GAAP measure, to Adjusted EBITDA, on a historical basis for the periods indicated. In calculating Adjusted EBITDA, certain items(mostly non-cash) are excluded from net income including depreciation and amortization of capitalized assets, net interest expense (income), stock-based compensation, transaction costs, impairment of assets, and taxes.

(a) Represents non-cash, equity-based compensation expense associated with option and RSU awards.
(b) Represents transaction costs and expenses related to acquisition and integration efforts associated with recently announced or completed acquisitions.
(c) Represents impairments of the fair value of investment and litigation-related assets.

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